UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2023

ORAMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

delaware	001-35813	98-0376008
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1185 Avenue of the Americas, Third Floor, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

844-967-2633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on August 7, 2023, Oramed Pharmaceuticals Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (as subsequently amended on August 9, 2023 and August 21, 2023, the “Stock Purchase Agreement”) with Sorrento Therapeutics, Inc. (the “Seller” or “Sorrento”), pursuant to which, subject to the terms and conditions set forth in the Stock Purchase Agreement, the Company agreed to acquire certain equity securities of Scilex Holding Company (“Scilex”) owned by the Seller (the “Purchased Securities,” and such acquisition of the Purchased Securities, the “Transaction”) for a total purchase price of $105 million. The Seller and its affiliated debtor, Scintilla Pharmaceuticals, Inc. (“Scintilla” and together with the Seller, the “Debtors”) are in Chapter 11 bankruptcy proceedings (the “Chapter 11 Cases”) pending before the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), which commenced on February 13, 2023.

As previously disclosed, the Company and Sorrento agreed to consideration for the Transaction of (i) a credit bid by the Company on a dollar-for-dollar basis of the full amount of outstanding obligations as of the closing date under the Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement (the “Senior DIP Loan Agreement”), entered into on August 9, 2023, by and among the Debtors, the Company and the guarantors from time to time party thereto, pursuant to which the Company provided to the Debtors a non-amortizing super-priority senior secured debtor-in-possession term loan financing facility in an aggregate principal amount of $100 million (the “Senior DIP Loan Facility”), which amount was subsequently drawn in full by the Debtors, and (ii) $5 million to be paid in cash by the Company to the Seller.

As previously disclosed, following the conclusion of the auction that commenced on August 14, 2023 (the “Auction”), on August 17, 2023, Sorrento filed a Notice of (I) Successful Bidder and Successful Bid, (II) Reset of Sale Hearing, and (III) Sale Objection Deadline announcing the Company as the successful bidder in the Auction. On August 25, 2023, the Bankruptcy Court approved such transactions on the record at a hearing and in an order entered on August 30, 2023. Thereafter, the Company and Sorrento continued discussions and negotiations relating to the sale contemplated under the Stock Purchase Agreement; however, such sale has not yet closed as of the date hereof.

On September 11, 2023, the Company, Sorrento and Scilex entered into non-binding term sheets relating to, among other things, the Securities Transfer (as defined below) (the “Securities Transfer Term Sheet”) (which the official committee of unsecured creditors and the official committee of equity security holders in the Chapter 11 Cases have each signed as “Consenting Parties” thereto) and the Note (as defined below) (the “Note Term Sheet” and together with the Securities Transfer Term Sheet, the “Term Sheets”). The Term Sheets are subject to, among other things, entry into definitive documentation relating thereto. The transactions contemplated by the Term Sheets are expected to close on or about September 19, 2023.

Securities Transfer Term Sheet

The Securities Transfer Term Sheet contemplates that, subject to the terms and conditions set forth therein, Scilex will be declared by Sorrento and the Bankruptcy Court the winning bidder for the purchase of all of the Scilex common stock owned by Sorrento (other than the shares held in abeyance by Sorrento on behalf of certain of its warrantholders), all of the Scilex preferred stock owned by Sorrento, and all of the warrants for purchase of shares of Scilex common stock owned by Sorrento (such securities, the “Transfer Securities”, and the transfers, collectively, the “Securities Transfer”) for an aggregate purchase price payable as follows: (i) $110 million, consisting of (x) an advance payment of $5 million in cash to be paid within two business days after entry of the final order approving the Term Sheets (which order was entered on September 12, 2023), (y) $100 million to be paid at closing of the Securities Transfer in cash if pursuant to Option 1 (as defined below); provided, that if closing occurs pursuant to Option 2 (as defined below), such payment shall be satisfied by the DIP Assumption (as defined below), and (z) $5 million to be paid in cash at closing of the Securities Transfer, plus (ii) the assumption by Scilex of certain legal fees and expenses in the amount of approximately $12.25 million, plus (iii) a credit bid of all amounts owed to Scilex under the Junior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement, dated July 28, 2023, between Scilex and the Debtors (the “Junior DIP Credit Bid”). The Securities Transfer Term Sheet provides that the Securities Transfer will be consummated either by: (A) Hudson Bay Capital Management LP (together with its affiliates, “Hudson Bay”) funding $115 million to Scilex in connection with certain definitive documentation (the “Hudson Bay Documents”) between Scilex and Hudson Bay relating thereto (“Option 1”); or (B) if Hudson Bay fails to timely provide such funding pursuant to its commitment, Scilex assuming (the “DIP Assumption”) the Debtors’ obligations under the Senior DIP Loan Facility and the full release of the Debtors rights and obligations under the Senior DIP Loan Agreement, the terms of which shall be amended to reflect those set out in the Term Sheets (“Option 2”). Upon the closing of the proposed transactions set forth in the Term Sheets, the Company and Sorrento shall terminate the Stock Purchase Agreement and mutually release any and all claims they may have against one another, including a release of any claims of the Company to any breakup fee or expense reimbursement thereunder (the “Oramed SPA Termination”), which Oramed SPA Termination is conditioned upon a release of the Company by the Debtors and Scilex in connection with all matters relating to the Stock Purchase Agreement and the Bankruptcy Cases, effective upon the closing of the proposed transactions.

In connection with execution of the Term Sheets, the Company and Sorrento agreed to irrevocably waive any failure to satisfy a closing condition and any termination event or right of termination set forth in the Stock Purchase Agreement, to the extent such failure directly results solely from certain permitted debt financings or the use of the Standby Equity Purchase Agreement entered into between Scilex and YA II PN, Ltd., dated November 17, 2022, as amended by an Amended and Restated Standby Equity Purchase Agreement on February 8, 2023 and/or the Standby Equity Purchase Agreement dated January 8, 2023 between Scilex and B. Riley Principal Capital II (collectively, the “ELOCs”).

Note Term Sheet

The Note Term Sheet provides that, in the event that the DIP Assumption occurs, Scilex will issue to the Company a Senior Secured Note (the “Note”) with an initial principal balance equal to the unpaid principal and accrued and unpaid interest under the Senior DIP Loan Facility, maturing on the 18-month anniversary of the closing of the Note (the “Closing Date”) or upon an uncured event of default, subject to certain mandatory prepayments, and bearing interest at a rate per annum equal to the SOFR plus 8.5% (subject to a SOFR floor of 4.0%), to be paid in-kind, by being capitalized and added to the principal amount of the Note on a monthly basis. The definitive documents shall be on substantially the same terms as the Hudson Bay Documents, as modified by the terms of the Note Term Sheet or as otherwise agreed by the Company and Scilex. The Note Term Sheet provides for principal payments of (i) $5 million on the 90th day following the Closing Date, (ii) $15 million on the 180th day following the Closing Date, and (iii) $20 million on the 270th day following the Closing Date and every 90 days thereafter. If the Note is not repaid in full on or prior to the 6-month anniversary of the Closing Date, an exit fee equal to 3.0% of the initial principal amount of the Note shall be payable upon repayment of the Note in full.

The Note will be the senior secured indebtedness of Scilex, secured by a senior lien on substantially all of the Company’s assets, subject to certain exclusions as set forth in the Note Term Sheet. The Note will contain customary representations and warranties and customary covenants, including restrictions on Scilex’s and its subsidiaries’ ability to incur or guarantee other indebtedness and that Scilex will maintain certain minimum liquidity requirements, among others. The Note will include customary events of default upon which the Note will bear interest at a default rate of SOFR plus 15.0%, which shall be payable in-kind, by being capitalized and added to the principal amount of the Note on a monthly basis.

The Note Term Sheet further provides (i) that the Company will have the right to designate one non-voting observer to attend meetings of the board of directors and committees of Scilex and its subsidiaries until the obligations under the Note are repaid in full, (ii) that Scilex will issue to the Company warrants to purchase an aggregate of 13 million shares of Scilex common stock at an exercise price of $0.01 per share, subject to certain restrictions, (iii) that Scilex will transfer to the Company warrants to purchase 4 million shares of Scilex common stock at an exercise price of $11.50 per share purchased from Sorrento, (iv) for certain registration rights with respect to the shares of Scilex common stock underlying the warrants and (v) that Scilex will reimburse the Company for certain costs and expenses.

After a hearing before the Bankruptcy Court on September 12, 2023, the Bankruptcy Court entered a final order approving the Term Sheets. In connection therewith, the Bankruptcy Court also ordered (i) the Stock Purchase Agreement to be conditionally terminated and the Oramed Sale Order conditionally vacated, effective upon closing the Securities Transfer to Scilex, and (ii) the restrictions on certain transfers of Scilex common stock held by Sorrento to be extended from September 1, 2023 to March 31, 2024.

The foregoing summaries of the Scilex Term Sheets are qualified in their entirety by reference to the full text of such term sheets. A copy of the Securities Transfer Term Sheet and the Note Term Sheet are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements, which may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions and include statements about the consummation of the Securities Transfer and the other transactions contemplated by the Term Sheets. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company’s most recent annual or quarterly report and detailed from time to time in the Company’s other filings with the Securities and Exchange Commission, which factors are incorporated herein by reference and the following factors: risks associated with the Company’s ability to execute definitive documents in respect of and to close the transactions contemplated by the Term Sheets, in a timely manner or at all; the failure by one or more parties to satisfy conditions to completion of the transactions contemplated by the Term Sheets, including receipt of required approvals, or the failure to close such transactions for any other reason; the occurrence of any event, change or other circumstances that could give rise to the termination of the transactions contemplated by the Term Sheets or the definitive documentation relating thereto; the Company’s ability to recover the proceeds and/or collateral under the Senior DIP Loan Agreement, or the Note in the event that the transactions are consummated; the possibility that the transactions may be more expensive to complete than anticipated; diversion of management’s attention from ongoing business operations and opportunities; exposure to potential litigation in connection with the transactions; , all of which could cause the actual results or performance of Oramed to differ materially from those contemplated in such forward-looking statements. These forward-looking statements speak only as of the date hereof. Oramed undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect actual outcomes, unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Securities Transfer Term Sheet, dated September 11, 2023 among Scilex Holding Company, Sorrento Therapeutics, Inc. and Oramed Pharmaceuticals Inc.
99.2	Note Term Sheet, dated September 11, 2023 among the Company, Scilex Holding Company, and Sorrento Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO

September 13, 2023

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